Exhibit 3.1029
1324106
ARTICLES OF INCORPORATION
OF
KANDILIAN ENTERPRISES, INC.
 I
          The name of this corporation is KANDILIAN ENTERPRISES, INC.
II
          The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
III
          The name and address in the State of California of this corporation’s initial agent for service of process is:
ROUBEN KANDILIAN
901 S. Maple Street
Montebello, CA 90640
IV
          This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 50,000 shares.
          DATED: November 15, 1984

/s/ H. RAYMOND SAVOIAN
H. RAYMOND SAVOIAN

          I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ H. RAYMOND SAVOIAN
H. RAYMOND SAVOIAN

CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION OF
KANDILIAN ENTERPRISES, INC.
          The undersigned, ROUBEN KANDILIAN and SHAUNA KANDILIAN, hereby certify that they are now and during all the time mentioned herein have been the President and Secretary, respectively, of KANDILIAN ENTERPRISES, INC., a California corporation, and, further, they do hereby certify as follows:
          1. That at a Special Meeting of the Board of Directors held on the 30th day of November, 1984, at 10:00 A.M., at 901 S. Maple Street, Montebello, California, the said Board adopted the following resolutions:
RESOLVED, that Article I of the Articles of Incorporation of this corporation be amended to read as follows:
“The name of this corporation is WESTERN RUBBISH SERVICE, INC.”
RESOLVED FURTHER, that the Board of Directors of this corporation hereby adopts the amendment to its Articles of Incorporation herein set forth.
          2. That at a Special Meeting of the Shareholders of the corporation held on the 30th day of November, 1984, at 10:30 A.M., at 901 S. Maple Street, Montebello, California, the amendment to Articles of Incorporation was adopted, ratified and approved by a resolution identical in form to the Directors’ resolution hereinabove set forth.
          3. That the number of shares voting in favor of the resolution was 2,000.
          4. That the number of shares entitled to vote on or consent to the amendment was 2,000.
          IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this 30th day of November, 1984.

/s/ ROUBEN KANDILIAN
ROUBEN KANDILIAN, President

/s/ SHAUNA KANDILIAN
SHAUNA KANDILIAN, Secretary

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
WESTERN RUBBISH SERVICE, INC.
ROUBEN KANDILIAN and HAGOP MICHAELIAN certify that:
          1. They are the President and the Secretary, respectively, of WESTERN RUBBISH SERVICE, INC., a California corporation.
          2. The Board of Directors of WESTERN RUBBISH SERVICE, INC. has approved an amendment to Article I of the Articles of Incorporation of the corporation by adopting the following resolution:
RESOLVED, that Article I of the Articles of Incorporation of this corporation is amended to read as follows:
“The name of this corporation is ZAKAROFF SERVICES.”
          3. The amendment has been approved by the required vote of the shareholders in accordance with Section 902 of the California Corporations Code. The corporation has only one class of shares. Each outstanding share is entitled to one vote. The corporation has 2,000 shares outstanding and, hence, the total number of shares entitled to vote with respect to the amendment was 2,000. The number of shares voting in favor of the amendment exceeded the vote required, in that the affirmative vote of a majority, that is, more than 50 percent of the outstanding shares was required for approval of the amendment and the amendment was approved by the affirmative vote of 2,000 shares of the outstanding voting shares.

/s/ Rouben Kandilian
Rouben Kandilian, President

/s/ Hagop Michaelian
Hagop Michaelian, Secretary

          Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of his own knowledge and that this declaration was executed on May 9, 1990 at City of Industry, California.

/s/ Rouben Kandilian
Rouben Kandilian, President

/s/ Hagop Michaelian
Hagop Michaelian, Secretary

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